SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

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WILSHIRE MUTUAL FUNDS, INC.
(Name of Registrant as Specified in Its Charter)

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IMPORTANT NEWS ABOUT WILSHIRE MUTUAL FUNDS, INC.

August 22, 2014

Dear Shareholder:

The Board of Directors of Wilshire Mutual Funds, Inc. (the “Company”) has approved a subadvisory Agreement between Wilshire Associates Incorporated (“Wilshire”) and Los Angeles Capital Management and Equity Research, Inc. (“Los Angeles Capital”), pursuant to which Los Angeles Capital serves as a new subadviser to the Wilshire International Equity Fund (the “Portfolio”) effective May 28, 2014.  Wilshire, the Company’s investment adviser, continues to oversee the subadvisers of the Portfolio.

The next few pages of this package feature more information about the new subadviser, including its investment process and style. Please take a few moments to read them and call us at 1-888-200-6796, if you have any questions.

On behalf of the Board of Directors, I thank you for your continued investment in Wilshire Mutual Funds, Inc.

Sincerely, /s/ Jason A. Schwarz
Jason A. Schwarz President

WIL-SK-029-0100

WILSHIRE MUTUAL FUNDS, INC.
INFORMATION STATEMENT TO THE
SHAREHOLDERS OF THE
WILSHIRE INTERNATIONAL EQUITY FUND

This document is an Information Statement and is being furnished to shareholders of the Wilshire International Equity Fund (the “Portfolio”), a series of Wilshire Mutual Funds, Inc. (the “Company”), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the “SEC”). Wilshire Associates Incorporated (“Wilshire” or the “Adviser”) serves as the investment adviser for the Company. The exemptive order permits Wilshire to employ additional subadvisers, terminate subadvisers, and modify subadvisory agreements without prior approval of the Company’s shareholders.

Under the SEC order, if Wilshire retains a new subadviser or materially changes an existing subadvisory agreement between Wilshire and a subadviser, shareholders of the affected portfolio of the Company are required to be provided an Information Statement explaining any changes and disclosing the aggregate fees paid to the subadvisers as a result of those changes. A copy of the subadvisory agreement with Los Angeles Capital Management and Equity Research, Inc. (“Los Angeles Capital” or “Subadviser”) is attached to this Information Statement as Appendix A.

This Information Statement is being mailed on or about August 25, 2014 to the shareholders of the Portfolio of record as of July 28, 2014 (the “Record Date”). The Portfolio will bear the expenses incurred in connection with preparing and mailing this Information Statement. As of the Record Date, 1,156,139 and 8,192,182 of Investment and Institutional class shares of the Portfolio, respectively, were issued and outstanding. Information on shareholders who owned beneficially 5% or more of the shares of the Portfolio as of the Record Date is set forth in Appendix B. To the knowledge of the Company, the executive officers and Directors of the Company as a group owned less than 1% of the outstanding shares of the Portfolio and of the Company as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Appointment of New Subadviser to the Wilshire International Equity Fund

On May 16, 2014, the Board of Directors of the Company approved a subadvisory agreement (the “Subadvisory Agreement”) between Wilshire and Los Angeles Capital pursuant to which Los Angeles Capital serves as a new subadviser to the Portfolio effective May 28, 2014. Wilshire, the Company’s investment adviser, continues to oversee the subadvisers of the Portfolio. A copy of the subadvisory agreement with Los Angeles Capital is attached to this Information Statement as Appendix A.

At the meeting on May 16, 2014, in connection with the review of Wilshire’s proposed subadvisory agreement with Los Angeles Capital, the Board evaluated information provided by Wilshire and the Subadviser in accordance with Section 15(c) of the Investment Company Act of 1940, as amended (the “1940 Act”).

The information in this summary outlines the Board’s considerations associated with its approval of the Subadvisory Agreement. In connection with its deliberations regarding the approval of this arrangement, the Board considered such information and factors as it believed to be relevant. As described below, the Board considered the nature, extent and quality of the services to be performed by the Subadviser under the subadvisory arrangement; the profits to be realized by the Subadviser; the extent to which the Subadvisers will realize economies of scale as the Portfolio grows; and whether any fall-out benefits will be realized by the Subadviser. In considering these matters, the Board was advised with respect to relevant legal standards by independent counsel. In addition, the Directors who are not “interested persons” of the Company as defined in the 1940 Act (the “Independent Directors”) discussed the approval of the Subadvisory Agreement with management and in private sessions with counsel at which no representatives of the Subadviser were present.

As required by the 1940 Act, the approval was confirmed by the unanimous separate vote of the Independent Directors. In deciding to approve the Subadvisory Agreement, the Board did not identify any single factor as controlling and this summary does not describe all of the matters considered. However, the Board concluded, after reviewing the various factors, in favor of such approval.

As noted above, the Board, including all the Independent Directors, considered the Subadvisory Agreement at the Board’s May 16, 2014 meeting.  The Directors received information from the Adviser regarding the factors underlying the recommendations to approve the Subadvisory Agreement.  The Directors also reviewed information from the Subadviser that they received in connection with contract renewal in August of 2013 describing: (i) the nature, extent and quality of services to be provided, (ii) the financial condition of the Subadviser, (iii) the extent to which economies of scale will be realized as the Portfolio grows, (iv) whether fee levels reflect any possible economies of scale for the benefit of Portfolio shareholders, (v) comparisons of services to be rendered and amounts paid by other registered investment companies and any comparable advisory clients, and (vi) benefits to be realized by the Subadviser from its relationship with the Portfolio. The Independent Directors were assisted in their review by independent legal counsel.

As a part of its evaluation, the Board considered the assessment of performance made by the Investment Committee (which is comprised solely of Independent Directors), which met on May 15, 2014 to review data Wilshire had prepared on simulated performance of the Subadviser. Based upon its evaluation of all materials provided, the Board concluded that it was in the best interests of the Portfolio to approve the Subadvisory Agreement.

The Board considered the nature, extent and quality of services to be provided. The Board considered the reputation, qualifications and background of the Subadviser, investment approach of the Subadviser, the experience and skills of investment personnel to be responsible for the day-to-day management of the Portfolio, and the resources made available to such personnel. In addition, the Board considered the analysis provided by the Adviser, which concluded that the Subadviser would provide reasonable services and recommended that the Subadvisory Agreement for the Portfolio be approved.

The Board noted that the Subadviser does not manage other client accounts using the same investment strategy as the Subadviser will use for the Portfolio.  However, the Board considered the Subadviser’s experience and record in managing other funds managed by the Adviser.

The Board considered the Subadviser’s proposed subadvisory fee. The Board evaluated the competitiveness of the subadvisory fee based upon data previously supplied by the Subadviser about the fees charged to other clients. The Board also considered that the subadvisory fee rate was negotiated at arm’s length between the Adviser and the Subadviser, that the Adviser compensates the Subadviser from its fees and that the aggregate advisory fee was deemed reasonable by the Board. In addition, the Board noted that the revenue to the Subadviser would be limited due to the size of the Portfolio. The Board took these factors into consideration in concluding that the subadvisory fee was reasonable.

The Board considered whether there may be economies of scale with respect to the subadvisory services provided to the Portfolio and whether the subadvisory fee reflects such economies of scale through breakpoints in fees. The Board also considered whether the effective subadvisory fee rate for the Portfolio under the Subadvisory Agreement is reasonable in relation to the asset size of the Portfolio. The Board concluded that the fee schedule for the Portfolio reflects an appropriate recognition of any economies of scale.

The Board also considered the character and amount of other incidental benefits to be received by the Subadviser. The Board considered the Subadviser’s soft dollar practices and use of affiliated brokerage, as applicable. The Board concluded that, taking into account the benefits arising from these practices, the fee charged under the Subadvisory Agreement was reasonable.

Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Subadvisory Agreement are fair and reasonable and that the approval of the Subadvisory Agreement is in the best interests of the Portfolio.

Los Angeles Capital

In managing its portion of the Portfolio, Los Angeles Capital uses Los Angeles Capital’s Dynamic Alpha Stock Selection Model®, a proprietary model, to seek to generate incremental returns above the MSCI All Country World Index ex U.S., while attempting to control investment risk relative to that index.  Los Angeles Capital builds a portfolio that seeks to maximize return subject to an acceptable level of risk relative to the MSCI All Country World Index ex U.S.  Security level alphas are generated on a weekly basis and the portfolio is rebalanced through an optimization process to improve the Portfolio’s risk return profile. Using the alphas for each stock, a mean variance optimizer is used to rebalance the Portfolio. In this process, Los Angeles Capital develops a trade list of individual securities that will seek to improve the Portfolio’s return/risk profile relative to the current portfolio. Los Angeles Capital rebalances the portfolio to reflect changes in investor preferences as measured by its factor forecasts. If a security no longer has the risk characteristics Los Angeles Capital believes investors are favoring, Los Angeles Capital will see a need to sell a stock in the Portfolio. As economic conditions change and investor risk preferences evolve, Los Angeles Capital’s forecasts for these and other factors will change accordingly.

Los Angeles Capital does not set price targets or impose valuation constraints. Los Angeles Capital’s Dynamic Alpha Stock Selection Model® is the basis of security valuation and selection. Los Angeles Capital may limit or modify the Portfolio’s holdings based upon a perceived risk or concern regarding a particular company’s investment merits. Los Angeles Capital’s portion of the Portfolio typically will be fully invested, with cash holdings generally representing less than 2% of the portion of the Portfolio managed by Los Angeles Capital.

Los Angeles Capital is located at 11150 Santa Monica Blvd., Suite 200, Los Angeles, CA 90025. As of June 30, 2014, Los Angeles Capital managed approximately $18 billion in assets. Thomas D. Stevens, CFA - Chairman, Principal; Hal W. Reynolds, CFA - Chief Investment Officer, Principal; and Daniel E. Allen, CFA - Director of Global Equities, Principal, are the senior portfolio managers for the portion of each Portfolio sub-advised by Los Angeles Capital. From 1980 until Los Angeles Capital was formed in April 2002, Mr. Stevens was employed by Wilshire, where he served as a Senior Managing Director and Principal. Mr. Reynolds is one of the founding members of Los Angeles Capital, established in 2002, and prior to founding the firm, he was a Managing Director and Principal at Wilshire. Prior to joining Los Angeles Capital in 2009, Mr. Allen was a Senior Managing Director and Board member of Wilshire.

Aggregate Fees

Wilshire’s annual advisory fee for the Portfolio is 1.00% on the first $1billion in assets and 0.90% on Portfolio assets in excess of $1 billion. For the fiscal year ended December 31, 2013, the Portfolio paid Wilshire $733,817 in advisory fees.

For the fiscal year ended December 31, 2013, the aggregate subadvisory fees paid by Wilshire to all subadvisers with respect to the Portfolio totaled $274,116. These aggregate subadvisory fees represented 0.37% of the net assets of the Portfolio as of the fiscal year ended December 31, 2013.

For the fiscal year ended December 31, 2013, the aggregate subadvisory fees that would have been paid by Wilshire if the Subadvisory Agreement with Los Angeles Capital was in effect with respect to the Portfolio was $266,426. The percentage difference between the amounts actually paid by Wilshire and the amounts that would have been paid by Wilshire if the Subadvisory Agreement with Los Angeles Capital was in effect is 2.8% for the Portfolio.*

All subadvisory fees are paid by Wilshire and not the Company. The fee paid by Wilshire to the Subadviser depends on the fee rates negotiated by Wilshire and on the percentage of the Portfolio’s assets allocated to the Subadviser by Wilshire. Because Wilshire pays the Subadviser’s fees out of its own fees received from the Company, there is no “duplication” of advisory fees paid.

Terms of Subadvisory Agreement

The Subadvisory Agreement with Los Angeles Capital will continue in effect until August 31, 2015, unless sooner terminated as provided in the Subadvisory Agreement. The Subadvisory Agreement will continue in effect from year to year thereafter so long as it is specifically approved for the Portfolio at least annually in the manner required by the 1940 Act.

The Subadvisory Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated at any time without payment of any penalty by Wilshire or the Subadviser on sixty days’ prior written notice to the other party. The Subadvisory Agreement may also be terminated by the Portfolio by action of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio (as defined by the 1940 Act) on sixty days written notice to the Subadviser by the Portfolio. The Subadvisory Agreement will automatically terminate with respect to the Portfolio if the investment advisory Subadvisory Agreement between Wilshire and the Portfolio is terminated, assigned or not renewed.

*
During 2013, the Portfolio had a decline in assets as a result of a strategy change.  Accordingly, the aggregate sub-advisory fee that would have been paid by Wilshire and the percentage difference may have varied under different circumstances.

Additional Disclosure Regarding the Subadviser

There are no other funds for which Los Angeles Capital currently acts as an adviser that have investment objectives similar to that of the Portfolio.

The names and principal occupations of the principal executive officers and each director of Los Angeles Capital, all located at 11150 Santa Monica Blvd., Suite 200, Los Angeles, CA 90025, are listed below:

NAME	TITLE/PRINCIPAL OCCUPATION
Thomas D. Stevens, CFA	Chairman and President, Principal
Hal W. Reynolds, CFA	Chief Investment Officer, Board Member, Principal
David R. Borger,CFA	Director of Research, Vice President, Principal
Stuart K. Matsuda,	Director of Trading, Board Member, Principal
Daniel E. Allen CFA	Director of Global Equities, Board Member, Principal
Jennifer E. Reynolds	Chief Compliance Officer and CFO, Principal

Messrs. Stevens and Reynolds each own greater than 10% of the Los Angeles Capital.

Distributor and Administrator

Pursuant to an Underwriting Agreement, SEI Investments Distribution Co., 1 Freedom Valley Drive, Oaks, Pennsylvania 19456, is the distributor for the continuous offering of shares of the Portfolio and acts as agent of the Portfolio in the sale of its shares. SEI Investments Global Funds Services (the “Administrator”), 1 Freedom Valley Drive, Oaks, Pennsylvania 19456, an affiliate of the Distributor, is the administrator for the Company. SEI Investments Management Corporation, a wholly owned subsidiary of SEI Investments Company, is the owner of all beneficial interests in the Administrator.

Householding

If possible, depending on shareholder registration and address information, and unless you have otherwise opted out, only one copy of this Information Statement will be sent to shareholders at the same address. If you would like to receive a separate copy of the Information Statement, please call 1-888- 200-6796. If you currently receive multiple copies of Information Statements, proxy statements or shareholder reports and would like to request to receive a single copy of documents in the future, please call 1-888-200-6796 or write to the Portfolio c/o DST Systems, Inc., at 430 W. 7th Street, Kansas City, MO 64105.

Other Information

THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE MOST RECENT ANNUAL REPORT AND SEMI-ANNUAL REPORT TO SHAREHOLDERS OF THE PORTFOLIO UPON REQUEST. REQUESTS FOR SUCH REPORTS SHOULD BE DIRECTED TO WILSHIRE MUTUAL FUNDS, INC. C/O DST SYSTEMS, INC., PO BOX 21512, KANSAS CITY, MO 64121-9512, OR BY CALLING 1-888-200-6796.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS INFORMATION STATEMENT:
The Information Statement is available at: http://advisor.wilshire.com

APPENDIX A
INVESTMENT SUBADVISORY AGREEMENT

This Investment Sub-Advisory Agreement ("Agreement") is made as of the 1st day of April, 2002 by and between Wilshire Associates Incorporated, a California corporation ("Adviser") and Los Angeles Capital Management and Equity Research, a California corporation ("Sub-Adviser").

     WHEREAS Adviser is the investment adviser of the Wilshire Target Funds,  Incorporated (the "Fund"), an open-end diversified, management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), currently consisting of five separate series or portfolios (collectively, the "Fund Portfolios") including the Large Company Growth Portfolio, the Large Company Value Portfolio, the Small Company Growth Portfolio, the Small Company Value Portfolio, and the Wilshire 5000 Index Portfolio;

     WHEREAS Adviser desires to retain Sub-Adviser to furnish investment advisory services for the Fund Portfolios as described in Exhibit 1 - Fund Portfolio Listing, as may be amended from time to time, and Sub-Adviser wishes to provide such services, upon the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.  APPOINTMENT Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to each Fund Portfolio for the period and on the terms set forth in this Agreement. Sub-Adviser hereby accepts such appointment and agrees to furnish the services set forth for the compensation herein provided.

2.  SUB-ADVISER SERVICES Subject always to the supervision of the Fund's Board of Directors and Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, such portion of the assets of each Fund Portfolio as Adviser shall from time to time designate (each a "Portfolio Segment") and place all orders for the purchase and sale of securities on behalf of each Portfolio Segment. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund and each Fund Portfolio and will monitor each Portfolio Segment's investments, and will comply with the provisions of the Fund's Articles of Incorporation and By-laws, as amended from time to time, and the stated investment objectives, policies and restrictions of each Fund Portfolio as set forth in the prospectus and Statement of Additional Information for each Fund Portfolio, as amended from time to time, as well as any other objectives, policies or limitations as may be provided by Adviser to Sub-Adviser in writing from time to time.

Sub-Adviser will provide reports at least quarterly to the Board of Directors and to Adviser. Sub-Adviser will make its officers and employees available to Adviser and the Board of Directors from time to time at reasonable times to review investment policies of each Fund Portfolio with respect to each Portfolio Segment and to consult with Adviser regarding the investment affairs of each Portfolio Segment.

Sub-Adviser agrees that it:

     (a) will use the same skill and care in providing such services as are required to provide services to fiduciary accounts;

     (b) will conform with all applicable provisions of the 1940 Act and rules and regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable laws and regulations of any governmental authority pertaining to its investment advisory activities, including all portfolio diversification requirements necessary for each Portfolio Segment to comply with subchapter M of the Internal Revenue Code as if it were a regulated investment company thereunder;

     (c) to the extent directed by Adviser in writing, and to the extent permitted by law, will execute purchases and sales of portfolio securities for each Portfolio Segment through brokers or dealers designated by management of the Fund to Adviser for the purpose of providing direct benefits to the Fund, provided that Sub-Advisor determines that such brokers or dealers will provide best execution in view of such other benefits, and is hereby authorized as the agent of the Fund to give instructions to the Fund's custodian as to deliveries of securities or other investments and payments of cash of each Portfolio Segment to such brokers or dealers for the account of the relevant Fund Portfolio. Adviser and the Fund understand that the brokerage commissions or transaction costs in such transactions may be higher than those which the Sub-Adviser could obtain from another broker or dealer, in order to obtain such benefits for the Fund;

     (d) is authorized to and will select all other brokers or dealers that will execute the purchases and sales of portfolio securities for each Portfolio Segment and is hereby authorized as the agent of the Fund to give instructions to the Fund's custodian as to deliveries of securities or other investments and payments of cash of each Portfolio Segment for the account of each Fund Portfolio. In making such selection, Sub-Adviser is directed to use its best efforts to obtain best execution, which includes most favorable net results and execution of each Portfolio Segment's orders, taking into account all appropriate factors, including, but not limited to, price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. With respect to transactions under this paragraph (d), it is understood that Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of any Fund Portfolio, or be in breach of any obligation owing to the Fund or in respect of each Fund Portfolio under this Agreement, or otherwise, solely by reason of its having caused a Fund Portfolio to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction of a Fund Portfolio in excess of the amount of commission another member of an exchange, broker or dealer would have charged if Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage and research services provided by such member, broker, or dealer, viewed in terms of that particular transaction or Sub-Adviser's overall responsibilities with respect to its accounts, including the Fund, as to  which it exercises investment discretion;

     (e) is authorized to consider for investment by each Portfolio Segment securities that may also be appropriate for other funds and/or clients served by Sub-Adviser. To assure fair treatment of each Portfolio Segment and all other clients of Sub-Adviser in situations in which a Fund and one or more other clients' accounts participate simultaneously in a buy or sell program involving the same security, such transactions will be allocated among each Portfolio Segment and such other clients in a manner deemed equitable by Sub-Adviser. Sub-Adviser is authorized to aggregate purchase and sale orders for securities held (or to be held) in each Portfolio Segment with similar orders being made on the same day for other eligible client accounts or portfolios managed by Sub-Adviser. When an order is so aggregated, the actual prices applicable to the aggregated transaction will be averaged and each Portfolio Segment and each other account or portfolio participating in the aggregated transaction will be treated as having purchased or sold its portion of the securities at such average price, and all transaction costs incurred in effecting the aggregated transaction will be shared on a pro-rata basis among the accounts or portfolios (including the Portfolio Segment) participating in the transaction. Adviser and the Fund understand that Sub-Adviser may not be able to aggregate transactions through brokers or dealers designated by Adviser with transactions through brokers or dealers selected by Sub-Adviser, in which event the prices paid or received by each Portfolio Segment will not be so averaged and may be higher or lower than those paid or received by other accounts or portfolios of Sub-Adviser;

     (f) will report regularly to Adviser and to the Board of Directors and will make appropriate persons available for the purpose of reviewing with  representatives of Adviser and the Board of Directors on a regular basis at  reasonable times the management of each Portfolio Segment, including without limitation, review of the general investment strategies of each Portfolio Segment, the performance of each Portfolio Segment in relation to standard industry indices, stock market and interest rate considerations and general conditions affecting the marketplace, and will provide various other reports from time to time as reasonably requested by Adviser;

     (g) will prepare such books and records with respect to each Portfolio Segment's securities transactions as requested by Adviser and will furnish Adviser and the Fund's Board of Directors such periodic and special reports as the Board or Adviser may reasonably request;

     (h) will vote all proxies with respect to securities in each Portfolio Segment; and

     (i) will act upon reasonable instructions from Adviser which, in the reasonable determination of Sub-Adviser, are not inconsistent with Sub-Adviser's fiduciary duties under this Agreement.

Sub-Adviser's ability to provide the services in this Section (2) is pursuant to the Adviser's authority to delegate advisory duties under the Advisory Agreement between the Adviser and the Fund, dated April 1, 2002. To the extent that the terms of this Section (2) differ from the terms the Advisory Agreement, the terms of the Advisory Agreement shall govern.

3.  EXPENSES During the term of this Agreement, Sub-Adviser will provide the office space, furnishings, equipment and personnel required to perform its activities under this Agreement, and will pay all customary management expenses incurred by it in connection with its activities under this Agreement, which shall not include the cost of securities (including brokerage commissions, if any) purchased for each Portfolio Segment. Sub-Adviser agrees to bear any Fund expenses caused by future changes at Sub-Adviser, such expenses including but not limited to preparing, printing, and mailing of stickers or complete prospectus or statement of additional information. The Fund shall bear all other expenses incurred in the operation of the Fund and the portfolios, including without limitation taxes, interest, brokerage fees and commissions, if any, fees of directors who are not officers, directors, partners, employees or holders of 5 percent or more of the outstanding voting securities of the Advisor or any Sub-Advisor or any of their affiliates, Securities and Exchange Commission ("Commission") fees and state blue sky registration and qualification fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of maintaining corporate existence, costs of preparing and printing prospectuses and statements of additional information or any supplements or amendments thereto necessary for the continued effective registration of the Fund's shares ("Shares") under federal or state securities laws, costs of printing and distributing any prospectus, statement of additional information, supplement or amendment thereto for existing shareholders of the Funds, costs of shareholders' reports and meetings, and any extraordinary expenses. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares may be paid by the Company as provided in any plan which may in the sole discretion of the Company be adopted in accordance with Rule 12b-1 under the 1940 Act, and that such expenses shall be paid apart from any fees paid under this Agreement.

4.  COMPENSATION For the services provided and the expenses assumed under this Agreement, Adviser will pay Sub-Adviser, and Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee computed and paid as set forth in Exhibit 2 - Fee Schedule. Sub-Adviser agrees that Exhibit 2 - Fee Schedule may not be amended until August 31, 2002, and any amendment after that date will be upon the mutual written agreement between Adviser and Sub-Adviser.

5.  OTHER SERVICES Sub-Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided or authorized, have no authority to act for or represent Adviser, the Fund or a Fund Portfolio or otherwise be deemed an agent of Adviser, the Fund or a Fund Portfolio. Adviser understands and has advised the Fund's Board of Directors that Sub-Adviser may act as an investment adviser or sub-investment adviser to other investment companies and other advisory clients, some of which may have different objectives than those of the Fund and Fund portfolios. Sub-Adviser understands that during the term of this Agreement Adviser may retain one or more other sub-advisers with respect to any portion of the assets of a Fund Portfolio other than the Portfolio Segment.

6.  AFFILIATED BROKER In connection with the purchase or sale of securities or other investments for a Portfolio Segment, Sub-Adviser may allocate orders for purchase and sale transactions to any broker-dealer affiliated with Sub-Adviser or Adviser ("Affiliated Broker"), may purchase securities underwritten by Affiliated Broker, and may cause the Fund Portfolio to compensate Affiliated Broker for effecting such transactions, subject to: (a) the requirement that Sub-Adviser seek to obtain best execution as set forth above; (b) compliance with procedures adopted by the Fund pursuant to Rule 17e-1 and Rule 10f-3 under the 1940 Act; ; (c) the provisions of the Investment Advisers Act of 1940, as amended (the "Advisers Act"); (d) the provisions of the Securities Exchange Act of 1934, as amended; and (e) other applicable provisions of law.

Adviser or the Fund may revoke any or all of the consents and authorizations given hereby at any time and without penalty by providing written notice to Sub-Adviser.

7.  REPRESENTATIONS OF SUB-ADVISER Sub-Adviser is registered with the Securities and Exchange Commission under the Advisers Act. Sub-Adviser will use all commercially reasonable efforts to remain so registered throughout the term of this Agreement and will notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser. Sub-Adviser: (a) is duly organized and validly existing under the laws of the state of its organization with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, and the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform its services under this Agreement, (e) will promptly notify Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act, and (f) will notify Adviser of any change in shareholders of the Sub-Adviser within a reasonable time after such change.

In addition, Sub-Adviser represents that it has provided Adviser with copies of each of the following documents: (i) Sub-Adviser's Form ADV as filed with the Securities Exchange Commission; and (ii) separate lists of persons who Sub-Adviser wishes to have authorized to give written and/or oral instructions to Custodians of Fund assets for the Fund Portfolios. Sub-Adviser will furnish Adviser from time to time with copies, properly certified or otherwise authenticated, of all material amendments of or supplements to the foregoing, if any. Such amendments or supplements will be provided within 30 days of the time such materials became available to Sub-Adviser.

8.  BOOKS AND RECORDS Sub-Adviser will maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to each Portfolio Segment's investments that are required to be maintained by the Fund pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(9), (b)(10) and (f) of Rule 31a-1 under the 1940 Act. Sub-Adviser agrees that all books and records which it maintains for each the Fund Portfolios or the Fund are the property of the Fund and further agrees to surrender promptly to the Adviser or the Fund any such books, records or information upon the Adviser's or the Fund's request (provided, however, that Sub-Adviser may retain copies of such records). All such books and records shall be made available, within five business days of a written request, to the Fund's accountants or auditors during regular business hours at Sub-Adviser's offices. Adviser and the Fund or either of their authorized representative shall have the right to copy any records in the possession of Sub-Adviser which pertain to each Fund Portfolio or the Fund. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Fund (provided, however, that Sub-Adviser may retain copies of such records as required by law).

Sub-Adviser agrees that it will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement or in writing by Adviser or the Fund, or if such disclosure is required by federal or state regulatory authorities. Sub-Adviser may disclose the investment performance of each Portfolio Segment, provided that such disclosure does not reveal the identity of Adviser, any Fund Portfolio or the Fund or the composition of each Portfolio Segment. Sub-Adviser may, however, disclose that Adviser, the Fund and each Fund Portfolio are its clients.

9.  CODE OF ETHICS Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1(b), (c), (d), and (e) under the 1940 Act and will provide Adviser and the Fund with a copy of such code. Within 20 days of the end of each calendar quarter during which this Agreement remains in effect, the president or a vice president of Sub-Adviser shall certify to Adviser or the Fund that Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous quarter; that Sub-Adviser has adopted procedures reasonably necessary to prevent its access persons from violating such code; and that there have been no violations of Sub-Adviser's code of ethics or, if any violation has occurred, the nature of such violation and of the action taken in response to such violation.

10. LIMITATION OF LIABILITY Neither Sub-Adviser nor any of its directors, officers, members, partners, stockholders, agents or employees shall have any liability to Adviser, the Fund or any shareholder of the Fund for any error of judgment, mistake of law, or loss arising out of any investment, or for any other act or omission in the performance by Sub-Adviser of its duties hereunder, except for liability resulting from willful misfeasance, bad faith, or negligence on Sub-Adviser's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Sub-Adviser specifically acknowledges that the Fund is a third party beneficiary of this Agreement and that the Fund is entitled to bring a lawsuit against the Sub-Adviser for breach of this Agreement or any other duty in any court of competent jurisdiction. Also Sub-Adviser acknowledges that the Fund is not subject to or bound by any of the provisions of paragraph 14 of this Agreement. Sub-Adviser agrees to indemnify and defend Adviser, the Fund, and their representative officers, directors, employees and any person who controls Adviser for any loss or expense (including reasonable attorneys' fees) arising out of or in connection with any claim, demand, action, suit or proceeding relating to any actual or alleged material misstatement or omission in the Fund's registration statement, any proxy statement, or any communication to current or prospective investors in any Fund Portfolio, if such material misstatement or omission was made in reliance upon and in conformity with written information furnished by Sub-Adviser to Adviser or the Fund.

11. TERM AND TERMINATION Unless otherwise agreed in writing, this Agreement shall become effective with respect to each Portfolio Segment on April 1, 2002, and shall remain in full force until March 31, 2004, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to each Fund Portfolio, but only as long as such continuance is specifically approved for each Fund Portfolio at least annually in the manner required by the 1940 Act and the rules and regulations thereunder; provided, however, that if the continuation of this Agreement is not approved for a Fund Portfolio, Sub-Adviser may continue to serve in such capacity for such Fund Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

This Agreement shall terminate as follows:

     (a) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act) and may be terminated with respect to any Fund Portfolio at any time without the payment of any penalty by Adviser or by Sub-Adviser on sixty days PRIOR written notice to the other party. This Agreement may also be terminated by the Fund with respect to any Fund Portfolio at any time without the payment of any penalty by action of the Board of Directors or by a vote of a majority of the outstanding voting securities of such Fund Portfolio (as defined in the 1940 Act) on sixty days PRIOR written notice to Sub-Adviser by the Fund.

     (b) This Agreement may be terminated with respect to any Fund Portfolio at any time upon written notice without payment of any penalty by Adviser, the Board of Directors or a vote of majority of the outstanding voting securities of such Fund Portfolio in the event that Sub-Adviser or any officer or director of Sub-Adviser has breached any representation or warranty in this Agreement or has taken any action which results in a material breach of the covenants of Sub-Adviser under this Agreement.

     (c) This Agreement shall automatically terminate with respect to a Fund Portfolio in the event the Investment Management Agreement between Adviser and the Fund with respect to such Fund Portfolio is terminated, assigned or not renewed.

Termination of this Agreement shall not affect the right of Sub-Adviser to receive payments of any unpaid balance of the compensation described in Section 4 earned prior to such termination.

12. NOTICE Any notice under this Agreement by a party shall be in writing, addressed and personally delivered, mailed postage prepaid, or sent by facsimile transmission with confirmation of receipt, to the other party at such address as such other party may designate for the receipt of such notice.

13. ADVISER RESPONSIBILITY Adviser has provided and will continue to provide Sub-Adviser with copies of the Fund's Articles of Incorporation, By-laws, prospectus, and Statement of Additional Information and any amendment thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Sub-Adviser's performance under this Agreement, and the Advisory Agreement between the Fund and the Adviser, and the resolutions of the Directors selecting Adviser as investment manager to the Fund and the Code of ETHICS of the Fund and of Adviser as currently in effect; provided, however, that such documents are provided to the Adviser by the Fund, and provided further that no changes or modifications to the foregoing shall be binding on Sub-Adviser until it is notified thereof. The Adviser represents that it is authorized to appoint the Sub-Adviser and to execute and deliver this Agreement and that all shareholder and Board action on the part of the Fund and the Adviser required to be taken to make such appointment and enter into this Agreement has been taken.

14. ARBITRATION OF DISPUTES Any claim or controversy arising out of or relating to this Agreement which is not settled by agreement of the parties shall be settled by arbitration in Santa Monica, California before a panel of three arbitrators in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. The parties agree that such arbitration shall be the exclusive remedy hereunder, and each party expressly waives any right it may have to seek redress in any other forum. Any arbitrator acting hereunder shall be empowered to assess no remedy other than payment of fees and out-of-pocket damages. Each party shall bear its own expenses of arbitration, and the expenses of the arbitrators and of a transcript of any arbitration proceeding shall be divided equally between the parties. Any decision and award of the arbitrators shall be binding upon the parties, and judgment thereon may be entered in the Superior Court of the State of California or any other court having jurisdiction. If litigation is commenced to enforce any such award, the prevailing party will be entitled to recover reasonable attorneys' fees and costs.

15. MISCELLANEOUS This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may be amended only by written consent of both parties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. Subject to the provisions of Section 11, this Agreement will be binding upon and shall inure to the benefit of the parties and their respective successors.

16. APPLICABLE LAW This Agreement shall be construed in accordance with applicable federal law and the laws of the state of California, without regard to principles of conflict of laws.

Adviser and Sub-Adviser have caused this Agreement to be executed as of the date and year first above written.

WILSHIRE ASSOCIATES INCORPORATED		SUB-ADVISER

By:	/s/ Stephen Nesbitt	By:	/s/ Thomas Stevens
	Senior Managing Director		Chairman

EXHIBIT 1
FUND PORTFOLIO LISTING

Wilshire Target Funds, Incorporated:
Large Company Growth Portfolio
Large Company Value Portfolio
Small Company Growth Portfolio
Small Company Value Portfolio
Wilshire 5000 Index Portfolio

INVESTMENT SUBADVISORY AGREEMENT
AMENDMENT NO. FIVE

THIS AMENDMENT NO. FIVE dated and effective as of May 16, 2014 (the “Effective Date”), amends the Investment Sub-Advisory Agreement dated April 1, 2002 and amended April 25, 2003, March 29, 2007, September 1, 2011 and April 1, 2013 (the “Agreement”) by and between Wilshire Associates Incorporated (the “Adviser”) and Los Angeles Capital Management and Equity Research, Inc. (the “Sub-Adviser”) with respect to the Wilshire Mutual Funds, Inc. (the “Fund”).

WHEREAS, Sub-Adviser currently furnishes investment advisory services under the Agreement for several of the Fund Portfolios of the Fund;

WHEREAS, Adviser desires to appoint Sub-Adviser to provide investment advisory services to the Wilshire International Equity Portfolio of the Fund; and

WHEREAS, the parties desire to amend the Fee Schedule of the Agreement;

NOW THEREFORE, the parties agree, and the Agreement is hereby modified, as follows:

1.     Effective upon the Effective Date, Exhibit 1 – Fund Portfolio Listing of the Agreement shall be deleted in its entirety and replaced by Exhibit 1 – Fund Portfolio Listing attached hereto

2.     Effective upon the Effective Date, Exhibit 2 – Fee Schedule of the Agreement shall be deleted in its entirety and replaced by Exhibit 2 – Fee Schedule attached hereto.

3.     Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have executed this Amendment as of the date and year first above written.

WILSHIRE ASSOCIATES INCORPORATED		LOS ANGELES CAPITAL MANAGEMENT AND EQUITY RESEARCH, INC.

By:	/s/ Jason Schwartz	By:	/s/ Tom Stevens

Name:	Jason Schwartz	Name:	Tom Stevens

Title:		Title:	Chairman

EXHIBIT 1
FUND PORTFOLIO LISTING

Wilshire International Equity Portfolio

Wilshire Large Company Growth Portfolio

Wilshire Large Company Value Portfolio

 Wilshire Small Company Growth Portfolio

Wilshire Small Company Value Portfolio

Wilshire 5000 Index Portfolio

APPENDIX B

The following table sets forth, as of July 28, 2014, the holders of the shares of beneficial interest of the Portfolio known by the Portfolio to own, control or hold with power to vote 5% or more of its outstanding securities.

WILSHIRE INTERNATIONAL EQUITY FUND

Investment Class

Shareholders	Percentage Owned
TD Ameritrade Inc for the Exclusive Benefit of our Clients PO Box 2226 Omaha, NE 68103-2226	57.44%
TD Ameritrade Trust Company PO Box 17748 Denver, CO 80217-0748	17.76%

WILSHIRE INTERNATIONAL EQUITY FUND
Institutional Class

Shareholders	Percentage Owned
VIT Balanced Fund c/o SEI 1 Freedom Valley Dr Oaks, PA 19456-9989	76.37%
VIT International Equity Fund c/o SEI 1 Freedom Valley Dr Oaks, PA 19456-9989	23.31%

B-1